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                                 PROMISSORY NOTE


June 1, 1996                     Houston, Texas                    $500,000.00

         FOR VALUE RECEIVED, ENHANCED SERVICES COMPANY, INC., a Colorado corporation ("Maker"), promises to pay pursuant to the terms of payment hereinafter set forth to the order of FCA INVESTMENT COMPANY, a Delaware corporation, or its assigns ("Payee"), the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), or so much thereof as may be advanced, with interest on the principal balance from time to time remaining unpaid prior to maturity as hereinafter provided. The principal sum of this Note is to be advanced in accordance with the terms and conditions of that certain Loan Agreement between the Maker as borrower therein and the Payee as lender dated as of January 19, 1996, as amended by that certain First Amendment dated as of June 1, 1996 (the "Loan Agreement").

         This Promissory Note amends and restates that one certain Promissory
Note in the original principal sum of $500,000.00, dated January 19, 1996, executed by the Maker and payable to the order of Payee.

         Scheduled Payment Terms. Interest on this Note is due and payable in monthly installments with the first installment payable one (1) month from the date hereof, and continuing regularly and monthly thereafter on the same day of the month until one (1) year from the date hereof, when the entire amount hereof, principal and interest then remaining unpaid, shall be due and payable; interest being calculated on the unpaid principal to the date of each installment paid and the payment made credited first to the discharge of interest accrued and the balance to the reduction of the principal.

         Mandatory Prepayments. The Company agrees to make mandatory prepayments as prescribed in the Loan Agreement.

         Interest Rate: The unpaid principal balance of this Note from time to time outstanding bears interest until this Note has been paid in full, at an annual rate (the "Applicable Rate") equal the national prime rate as quoted in the "Money Rates" section of the Wall Street Journal in effect during the term of this Note ("the Prime Rate"), plus two percentage points (2.0%). Should the Wall Street Journal fail for any reason to quote a prime rate, Payee may select as a substitute any prime lending rate quoted by a national banking association. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. All adjustments to the Applicable Rate, if any, will be made on each day that the Prime Rate changes. Any increase to the Prime Rate may be carried over to a subsequent adjustment date without resulting in a waiver or forfeiture of such adjustment, provided an adjustment to the Applicable Rate is made within one year from the date of such increase.

         Annual Interest Rate on Matured Unpaid Amounts: All past due principal and interest on this Note bear interest from maturity thereof until paid at the rate of eighteen (18%) per annum, but in no event in excess of the Maximum Rate, as defined below.


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         Place of Payment: All payments on this Note shall be made in Harris
County, Texas at the office of Payee at 5847 San Felipe, Suite 850, Houston, Texas 77057, or at such other place as the holder hereof may from time to time designate.

         Holidays: If any payment of this Note falls due on a Saturday, Sunday or public holiday at the place of payment, then the due date shall be extended to the next succeeding full business day and interest shall be payable accordingly.

         Maximum Rate of Interest: The term "Maximum Rate" as used herein means the greater of the maximum rate of interest from time to time permitted to be contracted for, charged, or collected by the holder hereof under whichever of the following allows the highest rate: (a) all federal laws from time to time applicable to the indebtedness evidenced hereby, (b) the "indicated rate ceiling" from time to time in effect, as referred to and defined in Article 1.04(a)(1), Title 79, Revised Civil Statutes of Texas 1925, as amended (Tex. Rev. Civ. Stat. Ann. art. 5069- 1.04), subject, however to the limitations on said ceiling set forth in Article 1.04(b)(2) of said Title 79, or (c) any other ceiling under said Title 79 or any other Texas law from time to time applicable to the indebtedness evidenced hereby which the holder hereof subsequently designates as the determinative interest ceiling applicable thereto under Texas law by notice to the undersigned in the manner required by applicable law now or hereafter in effect.

         Usury: It is the intention of Maker and Payee to conform strictly to the usury laws in force in the State of Texas and the United States of America. It is therefore agreed that (i) in the event the maturity hereof is accelerated by reason of an election by Payee, or if the same is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or if theretofore paid, shall either be refunded to Maker or credited on the unpaid principal amount of this Note, whichever remedy is chosen by Payee, (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note, or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest allowed under applicable law, nor produce a rate in excess of the Maximum Rate, and (iii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to Maker, or credited on the unpaid principal amount hereof, whichever remedy is chosen by Payee and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed under applicable law. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the full extent allowed under applicable law, be amortized, prorated, allocated and spread through the full term of this Note.

         Default and Acceleration of Maturity: Time is of the essence with respect to this Note. It is understood and agreed that any of the following events or conditions shall constitute a default on this Note: (i) the failure to pay any amount hereunder when due; (ii) the failure to perform any covenant or condition in any assignment, security agreement or other instruments made with the holder hereof in connection with this obligation; and (iii) the failure to pay any other indebtedness of Maker to Payee when due. Upon the occurrence of any default hereunder, the holder may, at its option, without notice or demand to Maker, declare the entirety of this Note, both unpaid principal and accrued, unpaid interest, immediately due and payable, and failure to exercise said option shall not constitute a waiver on the part of Payee of the right to exercise the same at any other time; provided that (1) in the case of the occurrence of any failure, event or condition constituting an event of default under Subparagraphs (i) and (iii) above

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(such failure, event or condition being herein called a "Monetary Default"),
Payee will not exercise any of its rights or remedies with respect to such Monetary Default unless the Monetary Default shall remain uncured for a period of ten (10) days after the delivery by the holder to Maker of written notice of the Monetary Default; provided further that, the holder shall not be required to given written notice of a Monetary Default more than one (1) time during any twelve (12) month period during the term of this Note and upon the occurrence of a second (2nd) Monetary Default during any 12-month period, without the necessity of delivery of written notice or the expiration of such 10-day period, the holder may exercise any of its rights or remedies with respect to such Monetary Default, and (2) in the case of the occurrence of any failure, event or condition constituting an Event of Default under Subparagraph (ii) above (any such failure, event or condition being herein called a "Non-Monetary Default"), Payee will not exercise any of its rights or remedies with respect to such Non-Monetary Default unless such Non-Monetary Default shall remain uncured for a period of thirty (30) days after delivery of written notice by the holder to the Maker of such Non-Monetary Default.

         Attorney's Fees and Expenses of Collection: In the event default is made in the payment of this Note, or in the performance of any covenant, agreement or obligation in any instrument executed as security for or otherwise in connection with this Note, and the same are, or any of them is, placed in the hands of an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if this Note is, or any of said documents are, collected or enforced through probate, bankruptcy or other proceedings, Maker promises to pay to Payee, in addition to all other amounts due, reasonable attorney's fees plus other expenses and costs incurred by Payee in connection therewith.

         Waiver: Maker, and every surety, endorser and guarantor of this Note, hereby expressly waive grace, notice, demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intention to accelerate, notice of acceleration of the indebtedness due hereunder and all other notice, filing of suit and diligence in collecting this Note, and the enforcing of any security rights of Payee, and consent and agree that the time of payment hereof may be extended, renewed and modified without notice at any time and from time to time, whether or not for a period or terms in excess of the original term hereof, without notice or consideration to, or consent from, any of them, all without in any manner affecting their liability hereunder or otherwise with respect to this Note.

         Security for Payment: This Note is secured by all liens, assignments, security interests, security agreements, and other rights and documents granted or executed by Maker, or any third party in favor of Payee, whether the same presently exist or are hereafter created or executed, including, without limitation a Receivables Security Agreement of even date herewith from Maker to Payee.

         Governing Law: This Note is made and delivered in Harris County, Texas, where all advances and repayments shall be made. The Maker hereby specially agrees that this Note shall be construed in accordance with and governed by the laws of the State of Texas. The Maker further agrees that the state district court of Texas for Harris County, Texas, or (in the case of diversity of citizenship) the United States District Court for the Southern District of Texas, shall have jurisdiction of any action or proceeding arising under this Note, including any action instituted by the Payee to collect the proceeds of the Note, unless the Payee agrees otherwise.

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         THIS LOAN IS PAYABLE IN FULL ONE (1) YEAR FROM THE DATE HEREOF. YOU
MUST REPAY THE ENTIRE PRINCIPAL BALANCE ON THE LOAN AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN OR YOU WILL HAVE TO FIND A LENDER WILLING TO LEND YOU THE MONEY AT PREVAILING MARKET RATES WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS LOAN. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

         EXECUTED to be effective as of the 1st day of June, 1996.




                                           ENHANCED SERVICES COMPANY, INC.



                                           By:____________________________
                                                 Robert Smith, Treasurer

Address for Maker:

16000 Barker's Point Lane, Suite 100
Houston, Texas  77079


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